Exhibit 99.5

WRITTEN CONSENT OF THE STOCKHOLDERS OF

FIRST DATA CORPORATION

This written consent is solicited by

the board of directors of First Data Corporation

Please return this consent no later than 5:00 p.m., Eastern Time, on April 11, 2019, which is the final date that the board of directors of First Data Corporation, a Delaware corporation (“First Data”), has set for receipt of written consents. Any written consent not returned will have the same effect as a consent returned that elects to “WITHHOLD CONSENT” on the proposals. Any stockholder that signs, dates and returns this consent but does not indicate whether such stockholder consents, withholds consent or abstains from any particular proposal will be deemed to have elected to “CONSENT” to such proposal in accordance with the recommendation of the board of directors of First Data.

The undersigned, being a holder of record as of the close of business on March 11, 2019 of (i) Class A common stock of First Data, par value $0.01 per share (“First Data Class A Common Stock”), and/or (ii) Class B common stock of First Data, par value $0.01 per share (“First Data Class B Common Stock” and, together with First Data Class A Common Stock, “First Data Common Stock”), hereby consents, withholds consent or abstains as indicated below, by written consent without a meeting pursuant to Section 228 of the General Corporation Law of the State of Delaware, to the proposals as set forth below with respect to all of the shares of First Data Common Stock that the undersigned holds of record as of the close of business on March 11, 2019.

By its signature below, the undersigned acknowledges receipt of the Joint Proxy and Consent Solicitation Statement/Prospectus, dated March 14, 2019, which is part of the Registration Statement on Form S-4 (No. 333-229689) of Fiserv, Inc., a Wisconsin corporation (“Fiserv”), and which more fully describes the proposals below.

Proposal 1.

The adoption of the Agreement and Plan of Merger, dated as of January 16, 2019, by and among First Data, Fiserv and 300 Holdings, Inc., a Delaware corporation (“Merger Sub”), pursuant to which Merger Sub will merge with and into First Data (the “Merger”), with First Data surviving the Merger as a direct, wholly owned subsidiary of Fiserv.

CONSENT ☐	WITHHOLD CONSENT ☐	ABSTAIN ☐

Proposal 2.	The adoption of the following resolution, on a non-binding, advisory basis:

“RESOLVED, that the compensation that will or may be made to First Data’s named executive officers in connection with the Merger, and the agreements or understandings pursuant to which such compensation will or may be made, in each case, as disclosed pursuant to Item 402(t) of Regulation S-K under the heading “The Merger—Interests of Certain First Data Directors and Executive Officers in the Merger” beginning on page 132 of the Joint Proxy and Consent Solicitation Statement/Prospectus, dated March 14, 2019, which is part of the Registration Statement on Form S-4 (No. 333-229689) of Fiserv are hereby APPROVED.”

CONSENT ☐	WITHHOLD CONSENT ☐	ABSTAIN ☐

IMPORTANT: PLEASE SIGN AND DATE THE CONSENT BELOW.

If held in joint tenancy, all persons must sign. When signing as attorney, trustee, executor, administrator, guardian or corporate officer, please give full title as such. If First Data Common Stock is held by a corporation, please sign the full corporate name by president or other authorized officer. If First Data Common Stock is held by a partnership or other entity, please sign the full partnership or other entity name by authorized person.

Please sign, date and return this written consent promptly to First Data by mailing it to First Data Corporation, 225 Liberty Street, 29th Floor, New York, New York 10281, Attention: Investor Relations, or by emailing a .pdf copy of your written consent to stanley.anderson@firstdata.com.

Your written consent may be changed or revoked any time before the earlier to occur of (i) April 11, 2019 or (ii) the receipt by First Data of written consents representing a majority of the total voting power of the First Data stockholders by sending a new written consent with a later date or by delivering a notice of revocation to First Data to the mailing address or email address above.

IF AN INDIVIDUAL:		IF JOINT HOLDER:

By:		By:
	(duly authorized signature)		(duly authorized signature)

Name:		Name:
	(please print or type full name)		(please print or type full name)

Title:		Title:
	(please print or type full title)		(please print or type full title)

Date:	, 2019	Date:	, 2019

IF AN ENTITY:

(please print or type complete name of entity)

By:
(duly authorized signature)

Name:
(please print or type full name)

Title:
(please print or type full title)

Date:	, 2019